UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 6, 2014, Perrigo Company plc (the “Company”), entered into an Agreement for the Sale and Purchase of 685,348,257 Shares Of Omega Pharma Invest NV (the “Share Purchase Agreement”) with Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco” and, together with Alychlo, the “Sellers”), limited liability companies incorporated under the laws of Belgium, pursuant to which the Company will purchase (the “Acquisition”) from the Sellers 685,348,257 shares (the “Shares”) of Omega Pharma Invest NV (“Omega”), a limited liability company incorporated under the laws of Belgium, representing 95.77% of the issued and outstanding share capital of Omega. The remaining shares of Omega (30,243,983 shares) will be held by Omega as treasury shares.

In consideration for the Shares, the Company will pay the Sellers EUR 1,845,983,131 in cash (the “Cash Consideration”) and issue to Alychlo 5,397,711 shares of the Company (the “Non-Cash Consideration” and, together with the Cash Consideration, the “Acquisition Consideration”). The Company will also assume or repay/redeem all outstanding indebtedness of Omega and its subsidiaries, as described below. The Non-Cash Consideration shares will be subject to a lock-up agreement, and the Company has agreed to grant Alychlo registration rights in connection with the issuance of such shares. The Acquisition Consideration will be increased by interest from September 30, 2014 until the completion date on an amount of EUR 2.48 billion starting at a rate of 5%, subject to monthly increases as set forth in the Share Purchase Agreement.

The Cash Consideration will be financed by borrowings under credit facilities of the Company and/or issuances of debt and/or equity of the Company and/or its subsidiaries.

The Sellers have agreed to indemnify the Company for certain losses, subject to certain limitations as set forth in the Share Purchase Agreement. The Sellers’ indemnification and other obligations to the Company under the Share Purchase Agreement will be secured up to EUR 248.0 million, in the form of an 15-month escrow of cash and shares and/or guarantee and comfort letters.

In connection with the Acquisition, the Company will assume or repay/redeem all outstanding indebtedness of Omega and its subsidiaries, which includes (i) EUR 135,043,889 of 5.1045% senior notes due 2023 and USD 20,000,000 (after hedging arrangements, EUR 16,247,000) of 6.19% senior notes due 2016, (ii) EUR 300,000,000 of 5.125% retail bonds due 2017, EUR 180,000,000 of 4.500% retail bonds due 2017 and EUR 120,000,000 of 5.000% retail bonds due 2019 and (iii) approximately EUR 390,000,000 outstanding (with additional amounts available to be drawn) under certain credit and overdraft facilities.

The Acquisition is conditioned upon certain closing conditions, including antitrust approval, accuracy of representations and warranties, compliance with covenants and no material adverse effect (as defined in the Share Purchase Agreement). The Company is obligated to use its best efforts to satisfy the antitrust approval condition as soon as reasonably practicable, including making any required divestitures. If the Company fails to use its best efforts to satisfy the antitrust approval condition or otherwise fails to comply with its completion obligations (as defined in the Share Purchase Agreement), the Sellers have the right to terminate the Share Purchase Agreement and receive a EUR 100,000,000 break fee. If the conditions to closing are not satisfied by August 6, 2015, either the Company or the Sellers can terminate the Share Purchase Agreement. Subject to the closing conditions, the Acquisition is expected to be completed during the third quarter of fiscal 2015.

Under the terms of the Share Purchase Agreement, Alychlo will be subject to a three-year non-compete in Europe and Belgium, and Marc Coucke, one of its affiliates, will be subject to a non-compete until the later of five years from the completion date of the Acquisition or three years after the date he ceases to be either an employee, service provider, consultant, manager or director of the Company or any of its subsidiaries, subject to certain exceptions. The Sellers will be subject to a two-year non-solicit, subject to certain exceptions.

The Share Purchase Agreement contains other customary representations, warranties, and covenants of the parties thereto.

The foregoing description of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Financing Commitments

On November 6, 2014, the Company entered into a Senior Unsecured 364-Day Bridge Facility Commitment Letter (the “Bridge Commitment Letter”) and a Senior Unsecured Credit Facilities Commitment Letter (the “Senior Commitment Letter” and, together with the Bridge Commitment Letter, the “Commitment Letters” and, the commitments thereunder, the “Commitments”) pursuant to which JPMorgan Chase Bank, N.A. and Barclays Bank PLC have committed to: (i) provide up to EUR 1.75 billion under a 364-day senior unsecured bridge loan facility (the “Bridge Loan Facility”); (ii) (x) solicit consents to amend the terms of the Company’s existing term loan credit agreement (the “Existing Term Loan Credit Agreement”) to permit the Acquisition, (y) replace the Existing Term Loan Credit Agreement with a backstop term loan facility permitting the Acquisition and otherwise containing the same terms and commitments as the Existing Term Loan Agreement, or (z) replace the Existing Term Loan Credit Agreement by entering into a new term loan credit agreement providing for increased commitments up to an aggregate principal amount of USD 300 million and EUR 800 million (any such amended, backstop, or new agreement, the “New Term Loan Facility”); and (iii) (x) solicit consents to amend the terms of the Company’s existing revolving credit agreement (the “Existing Revolving Credit Agreement”) to permit the Acquisition, (y) replace the Existing Revolving Credit Agreement with a backstop revolving facility permitting the Acquisition and otherwise containing the same terms and commitments as the Existing Revolving Credit Agreement, or (z) replace the Existing Revolving Credit Agreement by entering into a new revolving credit agreement providing for increased commitments up to an aggregate principal amount of USD 1 billion (any such amended, backstop, or new agreement, the “New Revolving Facility” and, together with the Bridge Facility and the New Term Loan Facility, the “New Facilities”). The Commitments are subject to various conditions, including the absence of any Material Adverse Effect (as defined in the Commitment Letters) on Omega and its subsidiaries, the negotiation of definitive documentation with respect to the New Facilities, and the other closing conditions set forth in the Commitment Letters.

The foregoing description of the Commitment Letters and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Commitment Letter and the Senior Commitment Letter, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3 respectively, and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Financing Commitments” in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02. In accordance with the Share Purchase Agreement, the Non-Cash Consideration shares will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Share Purchase Agreement, dated as of November 6, 2014, by and among the Company, Alychlo and Holdco.

Exhibit 10.2	Senior Unsecured 364-Day Bridge Facility Commitment Letter by and among the Company, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and Barclays Bank PLC dated as of November 6, 2014.

Exhibit 10.3	Senior Unsecured Credit Facilities Commitment Letter by and among the Company, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and Barclays Bank PLC dated as of November 6, 2014.

Exhibit 99.1	Press release issued by the Company on November 6, 2014.

NO OFFER OR SOLICITATION

This announcement does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

The Company may file a registration statement (including one or more prospectuses) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus(es) in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company will arrange to send you the prospectus after filing if you request it by calling toll-free 1-800-473-6173.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document includes certain “forward looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of the Company, its expectations relating to the transactions contemplated by the Share Purchase Agreement and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about the Company’s managements’ beliefs and expectations, are forward looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business, Omega’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; successful completion of the transactions contemplated by the Share Purchase Agreement; the ability to recognize the anticipated synergies and benefits of the transactions contemplated by the Share Purchase Agreement; the receipt of required regulatory approvals for the transactions contemplated by the Share Purchase Agreement (including the approval of antitrust authorities necessary to complete the transactions contemplated by the Share Purchase Agreement); access to available financing (including financing for the transactions contemplated by the Share Purchase Agreement) on a timely basis and on reasonable terms; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for the Company’s and Omega’s products; changes in tax laws or interpretations that could increase the Company’s or the combined company’s consolidated tax liabilities; and such other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended June 28, 2014, in the subsequent filings with the SEC and in other investor communications of the Company from time to time. The forward-looking statements in this document are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Judy L. Brown
Dated: November 11, 2014		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 10.1	Share Purchase Agreement, dated as of November 6, 2014, by and among the Company, Alychlo and Holdco.

Exhibit 10.2	Senior Unsecured 364-Day Bridge Facility Commitment Letter by and among the Company, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and Barclays Bank PLC dated as of November 6, 2014.

Exhibit 10.3	Senior Unsecured Credit Facilities Commitment Letter by and among the Company, J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A. and Barclays Bank PLC dated as of November 6, 2014.

Exhibit 99.1	Press release issued by the Company on November 6, 2014.